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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


     Parent
     ------

     Illinois Community Bancorp, Inc.


                                              State or Other
                                              Jurisdiction of     Percentage
     Subsidiaries                             Incorporation       Ownership
     ------------                             -------------       ------------

     Illinois Guarantee Savings Bank, FSB     United States       100%


     Subsidiary of Illinois Guarantee Savings Bank, FSB
     --------------------------------------------------

     IGSL Service Corporation                 Illinois            100%